Exhibit 4.6

FIBROGEN INTERNATIONAL (CAYMAN LIMITED)

SHAREHOLDERS’ AGREEMENT

DATED September 8, 2017

TABLE OF CONTENTS

Page

1.	Definitions		1

2.	Registration Rights		4

	2.1.	Demand Registration	4
	2.2.	Company Registration	5
	2.3.	Underwriting Requirements	5
	2.4.	Obligations of the Company	6
	2.5.	Furnish Information	7
	2.6.	Expenses of Registration	7
	2.7.	Delay of Registration	7
	2.8.	“Market Stand-off” Agreement	7
	2.9.	Termination of Registration Rights	8

3.	Restrictions on Transfer		8

	3.1.	General.	8
	3.2.	Right of First Refusal.	10
	3.3.	Prohibited Transferees	11
	3.4.	Transfer Void	11
	3.5.	Exempted Offerings	11

4.	Drag-Along Right		11

	4.1.	Definitions	11
	4.2.	Actions to be Taken	11
	4.3.	Exceptions	13

5.	Vote to Increase Authorized Common Shares		13

6.	Information Rights		13

	6.1.	Delivery of Financial Statements	13
	6.4.	Termination of Information	13
	6.5.	Confidentiality	13

7.	Term		14

8.	Miscellaneous		14

	8.1.	Successors and Assigns	14
	8.2.	Governing Law	14
	8.3.	Counterparts	15
	8.4.	Titles and Subtitles	15
	8.5.	Notices	15
	8.6.	Amendments and Waivers	15
	8.7.	Severability.	16
	8.8.	Additional Holders	16
	8.9.	Entire Agreement	16
	8.10.	Dispute Resolution	16
	8.11.	Delays or Omissions	17
	8.12.	Share Splits, Share Dividends, etc	17
	8.13.	Manner of Voting	17
	8.14.	Aggregation of Shares	17

8.15.	Further Assurances	17
8.16.	Specific Enforcement; Remedies Cumulative	17
8.17.	Passive Foreign Investment Company	18

Schedule I	-	Schedule of Holders
Exhibit A	-	Form of Joinder Agreement

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of the 8th day of September, 2017 (the “Effective Date”), by and among FibroGen International (Cayman) Limited, a Cayman Islands exempted company limited by shares (the “Company”) and each of the holders of Series A Preference Shares (including FibroGen, Inc.) listed on Schedule I hereto (each of which is referred to in this Agreement as a “Holder” and collectively as the “Holders”) and any other Person that becomes a party to this Agreement in accordance with Section 8.8 hereof.

RECITALS

WHEREAS, the Holders were previously holders of Series A Preference Shares (the “Cayman II Series A Shares”) of FibroGen China Anemia Holdings, Ltd. (“Cayman II”), a wholly owned subsidiary of the Company;

WHEREAS, pursuant to the terms of that certain offer letter (the “Offer Letter”), dated July 29, 2017, of the Company and Cayman II, the Holders (other than FibroGen who was not a shareholder in Cayman II) agreed to the Exchange (as defined in the Offer Letter) of all of their Cayman II Series A Shares held for Series A Preference Shares of the Company;

WHEREAS, pursuant to the terms of the Exchange, this Agreement is contemplated to be executed by the Company and each of the Holders in their capacity asshareholders of the Company; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain matters regarding the Holders’ ownership of the Series A Preference Shares.

NOW, THEREFORE, the parties hereby agree as follows:

1.Definitions.  For purposes of this Agreement:

1.1.“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. As used in this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract, or otherwise.

1.2.“Capital Shares” means (a) Common Shares and Series A Preference Shares, in each case, whether now outstanding or hereafter issued in any context (including, without limitation, in connection with any share division, sub-division, consolidation, dividend, recapitalization, reorganization, or the like), (b) Common Shares issued or issuable upon conversion of Series A Preference Shares and (c) Common Shares issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Holder or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Shares held by a Holder (or any other calculation based thereon), all shares of Series A Preference Shares shall be deemed to have been converted into Common Shares at the then‑applicable conversion ratio.

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1.3.“Closing” means the closing of the Exchange.

1.4.“Common Shares” means the Company’s common shares, par value $0.0001 per share.

1.5.“Company Notice” means written notice from the Company notifying the selling Holder(s) that the Company intends to exercise its Right of First Refusal as to a specific number of, or all of, the Transfer Shares with respect to any Proposed Holder Transfer.

1.6.“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the pharmaceutical industry in China for the treatment of anemia, hepatitis C treatment induced anemia, or Myelodysplastic Syndrome, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 10% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor.

1.7.“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8.“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

1.9.“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.10.“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.11.“IPO” means the Company’s first underwritten public offering of its Common Shares pursuant to a Registration Statement.

1.12.“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.1.“Proposed Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Shares (or any interest therein) proposed by any of the Holders.

1.2.“Proposed Transfer Notice” means written notice from a Holder setting forth the terms and conditions of a Proposed Holder Transfer.

1.13.“Prospective Transferee” means any Person to whom a Holder proposes to make a Proposed Holder Transfer.

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1.14.“Registrable Securities” means (i) the Common Shares issuable or issued upon conversion of the Series A Preference Shares and (ii) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to the Series A Preference Shares; excluding in all cases, however, any such Common Shares issued or issuable, or any security issued as a dividend, in each case, with respect to Series A Preference Shares sold in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 8.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.9 of this Agreement.

1.15.“Registrable Securities then outstanding” means the number of shares of Registrable Securities determined by adding the number of outstanding Common Shares that are Registrable Securities and the number of Common Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are exercisable or convertible into Registrable Securities.

1.16.“Registration Statement” means a form S-1 under the Securities Act as in effect on the date hereof, or any successor registration form under the Securities Act subsequently adopted by the SEC, or any similar registration form on a U.S., Hong Kong, China or other exchange on which the Company decides to list.

1.17.“Reorganization” means a merger or consolidation of the Company with or into any other corporation or corporations (other than the merger of a wholly or majority owned subsidiary into the Company), or a sale, lease or other conveyance of all or substantially all of the assets, key technology or shares of capital stock of the Company in a transaction or series of transactions.

1.18.“Restated Articles” means the Amended and Restated Memorandum and Articles of Association of the Company.

1.19.“Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 3.1(b) hereof.

1.20.“Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Shares with respect to a Proposed Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.21.“SEC” means the Securities and Exchange Commission.

1.22.“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.23.“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.24.“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.25.“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.26.“Series A Preference Shares” means the Company’s Series A Preference Shares, par value $0.0001 per share.

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2.Registration Rights. The Company covenants and agrees as follows:

2.1.Demand Registration.

(a)Demand.  If at any time after the earlier of (i) twelve (12) months after approval of the Company’s anemia product in the People’s Republic of China by the State Food and Drug Administration or (ii) one hundred eighty (180) days after the effective date of the Registration Statement for the IPO, the Company receives a request from Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Company file a Registration Statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed USD$10 million), then the Company shall (i) within thirty (30) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, file a Registration Statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.1(d) and Subsection 2.3.

(b)Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 Registration Statement in the United States, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 Registration Statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least USD$5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable after the date such request is given by the Initiating Holders, file a Form S-3 Registration Statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(d) and Subsection 2.3.

(c)Deferred Registration.  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Subsection 2.1, a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to either become effective or remain effective for as long as such Registration Statement otherwise would be required to remain effective, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred eighty (180) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(d)Limitations on Registration; Effectiveness.  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration; (ii) after the Company has effected one registration pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration;

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or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the eighteen (18) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable Registration Statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand Registration Statement pursuant to Subsection 2.6, in which case such withdrawn Registration Statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2.Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Common Shares under the Securities Act (or other applicable securities laws outside the United States) in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.  The rights of the Holders set forth in this Subsection 2.2 shall not apply to an IPO.

2.3.Underwriting Requirements.

(a)If, pursuant to Subsection 2.1(a), the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)In connection with any offering involving an underwriting of shares of the Company’s Capital Shares pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by Company shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the

Shareholders’ Agreement	5	Confidential

underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.  For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4.Obligations of the Company.  Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)prepare and file with the applicable governmental authority a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to 180 days, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold;

(b)prepare and file with the applicable governmental authority such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act (or other applicable securities laws outside the United States) in order to enable the disposition of all securities covered by such Registration Statement;

(c)furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act (or other applicable securities laws outside the United States), and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act (or other applicable securities laws outside the United States);

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(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)use its commercially reasonable efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or trading system;

(g)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP (or equivalent) number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed; and

(i)after such Registration Statement becomes effective, notify each selling Holder of any request by the applicable governmental authority that the Company amend or supplement such Registration Statement or prospectus.

2.5.Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed ten thousand dollars ($10,000), of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a).  All Selling Expenses relating to Registrable Securities registered pursuant to Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of Section 2.

2.8.“Market Stand‑off” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of Common Shares or any other equity securities under a Registration Statement, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule

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2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise.  The foregoing provisions of this Subsection 2.8 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.  The underwriters in connection with such registration are intended third‑party beneficiaries of this Subsection 2.8 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.8 or that are necessary to give further effect thereto.

2.9.Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a)the closing of a Reorganization, as such term is defined in the Company’s Restated Articles;

(b)such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Capital Shares without limitation during a three-month period without registration; and

(c)the second anniversary of the IPO.

3.Restrictions on Transfer.

3.1.General.

(a)The Capital Shares held by any Holder shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Capital Shares held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement (any such Capital Shares transferred or proposed to be transferred, the “Transfer Shares”). Any successor or permitted assignee of any Holder, including any Prospective Transferee who purchases Transfer Shares in accordance with the terms hereof, shall deliver to the Company, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

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(b)Each certificate or instrument, if any, representing (i) Capital Shares and any other securities issued in respect thereof upon any share division, subdivision, share dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 3.1(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES ACT, INCLUDING THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS, A COPY OF WHICH IS AVAILABLE ON REQUEST FROM THE COMPANY, AND WHICH INCLUDES, AMONG OTHER PROVISIONS, A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY ON ALL TRANSFERS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in Subsection 3.1.

(c)Each Holder of Restricted Securities, whether or not represented by a certificate or other instrument, by acceptance thereof, agrees to comply in all respects with the provisions of Section 3.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a Registration Statement covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer in accordance with Subsection 3.2(b).  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under applicable securities laws; (ii) a “no action” letter from the SEC (or equivalent governmental authority) to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC (or equivalent governmental authority) that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under applicable securities laws, whereupon, subject to compliance with the terms of Section 3, including, without limitation, Section 3.2, the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Subsection 3.1(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of applicable securities laws.

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3.2.Right of First Refusal.

(a)Grant.  Subject to the terms of Section 3.2(e) below, each Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of any Transfer Shares that such Holder may propose to transfer in a Proposed Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.  The Right of First Refusal herby granted to the Company shall be assignable, in whole or in party, by the Company to any Person, in the Company’s sole discretion.

(b)Notice.  Each Holder proposing to make a Proposed Holder Transfer must deliver a Proposed Transfer Notice to the Company not later than forty-five (45) days prior to the consummation of such Proposed Holder Transfer.  Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Holder Transfer and the identity of the Prospective Transferee.  To exercise its Right of First Refusal under Section 3.2, the Company must deliver a Company Notice to the selling Holder within thirty (30) days after delivery of the Proposed Transfer Notice.

(c)Forfeiture of Rights.  Notwithstanding the foregoing, if the total number of Transfer Shares that the Company has agreed to purchase in the Company Notice is less than the total number of Transfer Shares proposed to be transferred, then the Company shall be deemed to have forfeited any right to purchase such remaining Transfer Shares, and the selling Holder shall be free to sell such Transfer Shares not purchased by the Company to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favorable to the Prospective Transferee than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement; (ii) any future Proposed Holder Transfer shall remain subject to the terms and conditions of this Agreement, including Section 3; and (iii) such sale shall be consummated within seventy-five (75) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such seventy-five (75) day period, such sale shall again become subject to the Right of First Refusal on the terms set forth herein.

(d)Consideration; Closing.  If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Company and as set forth in the Company Notice.  If the Company cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Company may pay the cash value equivalent thereof, as determined in good faith by the Company and as set forth in the Company Notice.  The closing of the purchase of Transfer Shares by the Company shall take place, and all payments from the Company shall have been delivered to the selling Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Holder Transfer and (ii) thirty (30) days after delivery of the Proposed Transfer Notice.

(e)Violation of First Refusal Right.  If any Holder becomes obligated to sell any Transfer Shares to the Company under this Agreement and fails to deliver such Transfer Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Holder the purchase price for such Transfer Shares as is herein specified and thereby purchase such Transfer Shares and cancel such shares in accordance with the Restated Articles.

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(f)Exempted Transfers.  Notwithstanding the foregoing or anything to the contrary herein, the provisions of this Subsection 3.2 shall not apply: (a) in the case of a Holder that is an entity, upon a transfer by such Holder to its stockholders, members, partners or other equity holders, or (b) in the case of a Holder that is a natural person, upon a transfer by such Holder, either during his or her lifetime or on death by will or intestacy to his or her Immediate Family Member or any other relative approved by the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Holder or any such Immediate Family Members; provided that in the case of clauses (a) or (b), the Holder shall deliver prior written notice to the Company of such pledge, gift or transfer and such shares of Transfer Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Holder (but only with respect to the securities so transferred to the transferee).

(g)Termination of Right of First Refusal.  The Right of First Refusal set forth in Section 3 shall terminate upon the earliest to occur of:

i.the effectiveness of a public offering by the Company; and

ii.the sale or other transfer in a transaction or series of transactions, other than to an Affiliate, of greater than fifty percent (50%) of the Capital Shares of the Company held by FibroGen International (Cayman) Limited as of the final Closing of the Series A Preference shares.

3.3.Prohibited Transferees.  No Holder shall transfer any Transfer Shares to (a) any Person which, in the determination of the Company is a Competitor, or (b) any customer, distributor or supplier of the Company, if the Company should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

3.4.Transfer Void.  Any Proposed Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

3.5.Exempted Offerings.  Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 3 shall not apply to any sale, pledge or other transfer of any Capital Shares (a) to the public in an offering pursuant to an effective Registration Statement, (b) pursuant to a Reorganization (as defined in the Company’s Restated Articles), or (c) by FibroGen, Inc., FibroGen International (Cayman) Limited or its Affiliates.

4.Drag-Along Right.

4.1.Definitions.  A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions (excluding an IPO or other registered offering by the Company) in which a Person, or a group of related Persons, acquires from shareholders of the Company shares representing at least fifty percent (50%) of the outstanding voting power of the Company (a “Share Sale”); or (b) a transaction that qualifies as a “Reorganization” as defined in the Restated Articles.

4.2.Actions to be Taken.  In the event that (a) holders representing at least fifty percent (50%) of the Common Shares (i) then issued and outstanding and (ii) issuable upon conversion of the shares of Series A Preference Shares, voting together as a single class, and (b) holders representing at least fifty percent (50%) of the Series A Preference Shares then issued and outstanding voting as a separate class (collectively, the “Selling Holders”), approve a Sale of the Company in writing, specifying that Section 4 shall apply to such transaction, then each Holder and the Company hereby agrees:

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(a)if such transaction requires shareholder approval, with respect to all Capital Shares that such Holder owns or over which such Holder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Series A Preference Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Articles required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

(b)if such transaction is a Share Sale, to sell the same proportion of Capital Shares of the Company beneficially held by such Holder as is being sold by the Selling Holders to the Person to whom the Selling Holders propose to sell their Capital Shares, and, except as permitted in Subsection 4.3 below, on the same terms and conditions as the Selling Holders;

(c)to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Holders in order to carry out the terms and provision of Section 4, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d)not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Capital Shares of the Company owned by such party or Affiliate in a voting trust or subject any Capital Shares to any arrangement or agreement with respect to the voting of such Capital Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e)to irrevocably waive any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(f)if the consideration to be paid in exchange for the Capital Shares pursuant to Section 4 includes any securities and due receipt thereof by any Holder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Holder in lieu thereof, against surrender of the Capital Shares which would have otherwise been sold by such Holder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Capital Shares; and

(g)in the event that the Selling Holders, in connection with such Sale of the Company, appoint a shareholder representative (the “Shareholder Representative”) with respect to matters affecting the under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Shareholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Holder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the, and (y) not to assert any claim or commence any suit against the Shareholder Representative or any other Holder  with respect to any action or inaction taken or failed to be taken by the Shareholder Representative in connection with its service as the Shareholder Representative, absent fraud or willful misconduct.

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4.3.Exceptions.  Notwithstanding the foregoing, a Holder will not be required to comply with Subsection 4.2 above in connection with any proposed sale of the Company unless, upon the consummation of the proposed sale, (i) each Holder, with respect to each class or series of Company securities held thereby, will receive the same form and amount of consideration per share for its shares of such class or series as is received by the Selling Holders in respect of shares of such same class or series held by such Selling Holders, and (ii) unless Holders representing at least fifty percent (50%) of the Series A Preference Shares elect to receive a lesser amount by written notice given to the Company at least fifteen (15) days prior to the effective date of any such proposed sale, the aggregate consideration receivable by all shareholders of the Company shall be allocated among the such shareholders on the basis of the relative liquidation preferences to which the holders of each such class or series of Company securities are entitled in a Reorganization (assuming for this purpose that the proposed sale is a Reorganization) in accordance with the Company’s Restated Articles in effect immediately prior to the proposed sale.

5.Vote to Increase Authorized Common Shares. Each Holder agrees to vote or cause to be voted all Capital Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Shares from time to time to ensure that there will be sufficient Common Shares available for conversion of all of the preference shares issued and outstanding by the Company at any given time.

6.Information Rights.

6.1.Delivery of Financial Statements. The Company shall deliver to each Holder (provided that the Company has not reasonably determined that such Holder is a Competitor), as soon as practicable following the end of each fiscal year, (a) a balance sheet as of the end of such fiscal year, (ii) statements of income and of cash flows for such fiscal year, and (iii) a statement of shareholders’ equity as of the end of such fiscal year.

6.2.If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to Subsection 6.1 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

6.3.Notwithstanding anything else in Section 6 to the contrary, the Company may cease providing the information described herein during the period starting with the date ninety (90) days before the Company’s good-faith estimate of the date of filing of a Registration Statement if it reasonably concludes it must do so to comply with the applicable regulations or exchange rules; provided that the Company’s covenants under Section 6 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such Registration Statement to become effective.

6.4.Termination of Information Rights.  The covenants set forth in Subsections 6.1 and 6.2 shall terminate and be of no further force or effect: (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act (or substantially equivalent requirements in any non-U.S. jurisdiction), or (iii) upon a Reorganization, as such term is defined in the Restated Articles, whichever event occurs first.

6.5.Confidentiality.  Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company (pursuant to the terms of this Agreement or otherwise, and including notice of the Company’s intention to file a Registration Statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of

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a breach of this Subsection 6.5 by such Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities (other than to a Competitor), if such prospective purchaser agrees to be bound by the provisions of this Subsection 6.5; (iii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

7.Term.  This Agreement shall be effective as of the Effective Date hereof and shall terminate upon the earliest to occur of (a) the consummation of the Company’s IPO (other than pursuant to a Registration Statement relating either to the sale of securities to employees of the Company pursuant to its share option, share purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Holders in accordance with the Restated Articles, provided that the provisions of Section 4 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 4 with respect to such Sale of the Company; (c) termination of this Agreement in accordance with Subsection 8.6.  Notwithstanding the foregoing, the terms and provisions of Section 2, all related definitions as set forth in Section 1, and the terms and provisions of Section 8, shall survive in accordance with the terms of Subsection 2.9.

8.Miscellaneous.

8.1.Successors and Assigns.

(a)The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)Any successor or permitted assignee of any Holder, including any Prospective Transferee who purchases shares of Transfer Shares in accordance with the terms hereof, shall deliver to the Company, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(a)The rights of the Holders hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except by a Holder to any Affiliate, it being acknowledged and agreed that any such assignment be subject to and conditioned upon any such assignee’s delivery to the Company of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and  bound by all of the provisions set forth in this Agreement that were applicable to the  assignor of such assignee.

(b)Except in connection with a merger, acquisition or sale of assets, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

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8.2.Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.3.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4.Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5.Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule I hereto, or to the principal office of the Company, and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 8.5.  If notice is given to the Company, a copy shall also be sent to FibroGen, Inc., Corporate Legal Department, 409 Illinois St., San Francisco, CA  94158, USA.

8.6.Amendments and Waivers.  This Agreement may be amended or terminated, and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and Holders representing not less than fifty percent (50%) of Registrable Securities held by the Holders (voting as a single class and on an as-converted basis).  Notwithstanding the foregoing:

(a)this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, termination or waiver applies to all Holders in the same fashion;

(b)the consent of the Holder shall not be required for any amendment or waiver if such amendment or waiver either (i) is not directly applicable to the rights of the Holder hereunder or (ii) does not adversely affect the rights of the Holder in a manner that is different than the effect on the rights of the other Holders party hereto;

(c)Schedule I hereto may be amended by the Company from time to time in accordance with Subsection 8.8 of this Agreement to add information regarding additional Holders without the consent of the other parties hereto; and

(d)any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

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The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Subsection 8.6 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment or waiver.  For purposes of this Subsection 8.6, the requirement of a written instrument may be satisfied in the form of an action by written consent circulated by the Company and executed by the Investor parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

8.7.Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

8.8.Additional Holders.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Series A Preference Shares after the date hereof, whether pursuant to the Offer Letter or otherwise, any purchaser of such shares of Series A Preference Shares shall become a party to this Agreement by executing and delivering a Joinder to this Agreement substantially in the form of Exhibit A, and thereafter shall be deemed a “Holder” for all purposes hereunder.  No action or consent by the Holders shall be required for such Joinder to this Agreement by such additional Holder, so long as such additional Holder has agreed in writing to be bound by all of the obligations as an “Holder” hereunder.

8.9.Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

8.10.Dispute Resolution.

(a)Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by JAMS, Inc. (“JAMS”), then by one arbitrator having reasonable experience in transactions of the type provided for in this Agreement and who is chosen by JAMS.  The arbitration shall take place in San Francisco, California, in accordance with JAMS’ Comprehensive Arbitration Rules and Procedures rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.  There shall be limited discovery prior to the arbitration hearing as follows:  (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause.  Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

(b)Each party will bear its own costs in respect of any disputes arising under this Agreement, provided that the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Northern California or any court of the State of California having subject matter jurisdiction.

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8.11.Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.12.Share Splits, Share Dividends, etc.  In the event of any issuance of Series A Preference Shares of the Company’s voting securities hereafter to any of the Holders (including, without limitation, in connection with any share split, share dividend, recapitalization, reorganization, or the like), such Series A Preference Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Subsection 3.1(b).

8.13.Manner of Voting.  The voting of Series A Preference Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.  For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

8.14.Aggregation of Shares.  All Capital Shares held or acquired by a Holder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

8.15.Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

8.16.Specific Enforcement; Remedies Cumulative.  Each party hereto acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and each Holder shall be entitled, without the posting of a bond, to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative

8.17.Passive Foreign Investment Company.

(a)The Company shall make due inquiry with its U.S. tax advisors at least annually regarding the Company’s status as a passive foreign investment company (a “PFIC”), as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended. If the Company becomes a PFIC, the Company shall (i) notify the Holders of such status and (ii) within 75 days following the end of each taxable year, provide the Holders with a PFIC Annual Information Statement in the form required pursuant to the Code.  The Company will permit the Holders to inspect and copy the Company’s permanent books of account, records, and such other Company documents as are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. income tax principles.

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(b)If the Holders are subject to U.S. information and reporting requirements that require the disclosure of information about the Company not readily available to the Holders, the Company agrees to use commercially reasonable efforts to provide such information to the Holders as may be necessary to allow the Holders to fulfill their U.S. tax filing and reporting obligations.

8.18.Termination of FibroGen China Anemia Holdings, Ltd. Shareholder’s Agreement.  As of the Effective Date, the parties hereto agree that that certain Shareholders’ Agreement, dated of as July 11, 2012, by and among FibroGen China Anemia Holdings, Ltd. And each of the holders of the Series A Preference Shares of FibroGen China Anemia Holdings, Ltd. listed on Schedule I thereto shall be terminated in its entirety, and shall be null, void and of no further effect.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIBROGEN INTERNATIONAL (CAYMAN) LIMITED

By:	/s/ Graham MacDonald
Name:	Graham MacDonald
Title:	General Manager

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Gary Harmon Anderson
Name:	Gary Harmon Anderson
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Charles Antell
Name:	Charles Antell
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Maria Teresa Arnal
Name:	Maria Teresa Arnal
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Bradford Thomas Beeson
Name:	Bradford Thomas Beeson
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Matthew S. Beeson
Name:	Matthew S. Beeson
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ William H. Beeson
Name:	William H. Beeson
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Balbir Singh Bindra
Name:	Balbir Singh Bindra
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Patricio Miguel Madero Blasquez
Name:	Patricio Miguel Madero Blasquez
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Dan Drecher
Name:	Dan Drecher
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Sabin Wyatt Carr Jr.
Name:	Sabin Wyatt Carr Jr.
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Winston Cutshall
Name:	Winston Cutshall
Entity (if applicable):	Curious Gems, LLC
Title (if applicable):	Manager

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Robert E. Howard
Name:	Robert E. Howard
Entity (if applicable):	Dallas Mineral Partners LLC
Title (if applicable):	Manager

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Steven Gold
Name:	Steven Gold
Entity (if applicable):	Eli Investments, Inc.
Title (if applicable):	President

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Toni A. Evans
Name:	Toni A. Evans
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Steven C. Finegan
Name:	Steven C. Finegan
Entity (if applicable):	Estate of Robert J. Finegan
Title (if applicable):	Executor

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Frederick C. Goggans, M.D.
Name:	Frederick C. Goggans, M.D.
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Mark Gold & Janice Gold
Name:	Mark Gold & Janice Gold
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Gabriela Kalb Gout
Name:	Gabriela Kalb Gout
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Jaime Kalb Gout
Name:	Jaime Kalb Gout
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Roberto Rosenkranz
Name:	Roberto Rosenkranz
Entity (if applicable):	Grama Ventures, LLC
Title (if applicable):	President

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Dahlia W. Grant
Name:	Dahlia W. Grant
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Laurie Sands Harrison
Name:	Laurie Sands Harrison
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Harvey A. Herman
Name:	Harvey A. Herman
Entity (if applicable):	Harvey A. Herman Living Trust
Title (if applicable):	Trustee

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ T.E. Nelson
Name:	T.E. Nelson
Entity (if applicable):	Lyda Hunt-Herbert Trusts – Lyda Bunker Hunt
Title (if applicable):	Trustee

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Winton A. Jackson, Jr.
Name:	Winton A. Jackson, Jr.
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Joe O. Neuhoff Jr.
Name:	Joe O. Neuhoff Jr.
Entity (if applicable):	Joscar Investment, Ltd.
Title (if applicable):	General Partner

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Thomas F. C. Kennedy
Name:	Thomas F. C. Kennedy
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Michael F. Solomon
Name:	Michael F. Solomon
Entity (if applicable):	Kesef Investment, LLC
Title (if applicable):	Managing Member

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ George Lai
Name:	George Lai
Entity (if applicable):	Lai Family Trust dated 12/14/1993
Title (if applicable):	Trustee

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Schuyler B. Marshall
Name:	Schuyler B. Marshall
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Dennis Mensch
Name:	Dennis Mensch
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ David Merrylees
Name:	David Merrylees
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Ken D. Mindell
Name:	Ken D. Mindell
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Adam C. Wagner
Name:	Adam C. Wagner
Entity (if applicable):	Neo Ventures, LLC
Title (if applicable):	Sole Member

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ James Silverman
Name:	James Silverman
Entity (if applicable):	Opaleye, LP
Title (if applicable):	President

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ André Perold and Suellen Perold
Name:	André Perold and Suellen Perold
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Matthew J. and Julia R. Pickett
Name:	Matthew J. and Julia R. Pickett
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Matthew S. Beeson
Name:	Matthew S. Beeson
Entity (if applicable):	Primrose Partners, Ltd.
Title (if applicable):	General Partner

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Mauricio Reynaud
Name:	Mauricio Reynaud
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ James Silverman
Name:	James Silverman
Entity (if applicable):	RJS Virginia LLC
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Benjamin Salinaro
Name:	Benjamin Salinaro
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Jill Salinaro Custodian for Tess Salinaro
Name:	Jill Salinaro Custodian for Tess Salinaro
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Michael Salinaro
Name:	Michael Salinaro
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Nicholas Salinaro
Name:	Nicholas Salinaro
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Patrick B. Sands
Name:	Patrick B. Sands
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ R. Randolph Scott
Name:	R. Randolph Scott
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ David J. Shorma
Name:	David J. Shorma
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Anthony F. Sinclair
Name:	Anthony F. Sinclair
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Richard A. Smith
Name:	Richard A. Smith
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Julian N. Stern
Name:	Julian N. Stern
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Peter & Mary Jane Suzman JTWRS
Name:	Peter & Mary Jane Suzman JTWRS
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ W. Duncan Kennedy
Name:	W. Duncan Kennedy
Entity (if applicable):	The Ninety-Six Corporation
Title (if applicable):	President

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ C. Thomas & Carole L. Tull JT TEN
Name:	C. Thomas & Carole L. Tull JT TEN
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Dr. Peter A. Wish
Name:	Dr. Peter A. Wish
Entity (if applicable):	Peter A. Wish Revocable Trust dated 11/21/94
Title (if applicable):	Trustee

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Dominik E. Zehnder
Name:	Dominik E. Zehnder
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER:

By:	/s/ Eric Zwisler
Name:	Eric Zwisler
Entity (if applicable):
Title (if applicable):

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

Shareholders’ Agreement	Confidential

SCHEDULE I

SCHEDULE OF HOLDERS

Anderson, Gary Harmon	Marshall, Schuyler B.
Antell, Charles	Mensch, Dennis
Arnal, Maria Teresa	Merrylees, David
Beeson, Bradford T.	Mindell, Ken D.
Beeson, Matthew S.	Neo Ventures, LLC
Beeson, William H.	Opaleye, L.P.
Bindra, Balbir Singh	Perold, André F. And Suellen S.
Blasquez, Patricio Miguel Madero	Pickett, Matthew J. & Julia R.
Brecher, Dan	Primrose Partners, Ltd.
Carr, Jr., Sabin Wyatt	Reynaud de la Lama, Mauricio
Curious Gems, LLC	RJS Virginia LLC
Dallas Mineral Partners	Salinaro, Benjamin
Eli Investments, Inc.	Salinaro, Jill as Custodian for Tess Salinaro
Evans, Toni A.	Salinaro, Michael
Finegan, Robert J.	Salinaro, Nicholas
Goggans, Frederick Crawford	Sands, Patrick B.
Gold, Mark & Janice	Scott, R. Randolph
Gout, Gabriela Kalb	Shorma, David J.
Gout, Jaime Kalb	Sinclair, Anthony F.
Grama Ventures, LLC	Smith, Richard A.
Grant IRA, Dahlia W.	Stern Family Trust
Harrison, Laurie Sands	Suzman JTWRS, Peter & Mary Jane
Herman Living Trust, Harvey A.	The Ninety-Six Corporation
Hunt, Lyda Hunt-Herbert Trusts - Lyda Bunker Hunt	Tull JT TEN, C. Thomas & Carole L.
Jackson, Jr., Winton A.	Wish Revocable Trust dated 11/21/94, Peter A.
Joscar Investment, Ltd.	Zehnder, Dominik E.
Kennedy, Fred C.	Zwisler, Eric
Kesef Investment, LLC - Class V
Lai Family Trust dated December 14, 1993

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed on _______________, by the undersigned (the “Holder”) pursuant to the terms of that certain Shareholders’ Agreement dated as of _________ __, 2017 (the “Agreement”), by and among FibroGen International (Cayman) Limited (the “Company”) and certain of its shareholders, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Joinder Agreement, the Holder agrees as follows:

1.1Acknowledgement.  Holder acknowledges that Holder is acquiring certain shares of the capital shares of the Company (the “Shares”), for one of the following reasons (Check the correct box):

☐as a transferee of Shares from a party in such party’s capacity as an “Holder” bound by the Agreement, and after such transfer, Holder shall be considered an “Holder” for all purposes of the Agreement.

☐as a new investor, in which case Holder will be an “Holder” for all purposes of the Agreement.

1.2Agreement.  Holder hereby (a) agrees that the Shares, and any other shares of capital shares or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3Notice.  Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:
By:	COMPANY
Name and Title of Signatory:

Address:	By:
	Title:	CEO

Shareholders’ Agreement	Confidential